EXHIBIT 10.1

MODIFICATION NO. 3
TO
AGREEMENT BETWEEN
THE U.S. DEPARTMENT OF ENERGY (“DOE”)
AND
USEC INC. (“USEC”)

The U.S. Department of Energy (“DOE”) and USEC Inc. (“USEC”) hereby agree to modify the AGREEMENT BETWEEN THE U.S. DEPARTMENT OF ENERGY (“DOE”) AND USEC INC. (“USEC”), dated June 17, 2002 (“June 17th Agreement”), as follows:

1. The November 2009 milestone established by Modification 2 to the Agreement, dated January 12, 2009 is hereby extended, and shall read as follows:

“November 2010 Secure Firm Financing Commitment(s) for the Construction of the Commercial American Centrifuge Plant with an annual capacity of ~3.5 million SWU per year.”

2. The definition of “Secure Firm Financing Commitment(s) for the Construction of the Commercial American Centrifuge Plant” is amended by changing “May 2010” where it appears to “May 2011.”

3. References in the June 17th Agreement to the November 2009 milestone in Modification No. 2, paragraph 5, shall be deemed to be revised to refer to the November 2010 milestone as revised by this Modification No. 3.

4. DOE and USEC agree to discuss adjustment of the remaining milestones in the June 17th Agreement, as previously modified, as may be appropriate based on, inter alia, progress in achieving the November 2010 milestone and the technical progress of the program.

5. The following provision is incorporated at the end of Article 5, Miscellaneous, of the Agreement:

“E. Loan, Loan Guarantee, or Financial Assistance

No part of this Agreement, including the terms, conditions and milestones for the Commercial American Centrifuge Plant, is dependent in any way on the issuance by the United States Government, including the Department of Energy, of a loan, loan guarantee, conditional commitment for a loan or loan guarantee, or any other financial assistance.”

6. All other terms and conditions, including the milestones established by Modification No. 2 of the Agreement, dated January 12, 2009, remain the same.

/s/ Warren F. Miller, Jr.	/s/ John K. Welch

Warren F. Miller, Jr. Assistant Secretary for Nuclear Energy U.S. Department of Energy 1/28/10	John K. Welch President & Chief Executive Officer USEC Inc. 1/20/10

Date	Date